EPG Conference May 23, 2017 Bob Livingston President & Chief Executive Officer Exhibit 99.1

2 Forward looking statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties and risks. We caution everyone to be guided in their analysis of Dover by referring to the documents we file from time to time with the SEC, including our Form 10-K for 2016 and our Form 10-Q for the first quarter of 2017, for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. We would also direct your attention to our website, dovercorporation.com, where considerably more information can be found.

3 Our strategy to create long-term value  Build platforms in key markets with significant growth potential  Capitalize on our expertise by providing a larger suite of products and solutions to customers on a global basis  Innovate to launch new products to help customers win in their markets  Expand margin utilizing productivity and continuous improvement (“CI”) processes across the organization 3

4 $1.4 $2.5 $2.3 $1.6 2017F Revenue Refrigeration & Food Equipment • Retail refrigeration • Food equipment • Heat transfer solutions Fluids • Retail fueling • Hygienic & Pharma • Pumps Engineered Systems • Marking & Coding • Digital Printing • Refuse Handling & Auto Service equipment Energy Refrigeration & Food Equip. Identify attractive companies to acquire leveraging our in-depth knowledge of customers, markets and opportunities Incentivize and invest in our businesses to improve their overall performance by applying management tools and systems Segments, key platforms, and unique capabilities Energy • Drilling & Artificial Lift • Automation • Bearings & Compression $ in billions Engineered Systems Fluids Foster a unique culture where our businesses embrace their responsibility of helping our customers win in their markets ≈ ≈ ≈ ≈

Select growth markets at a glance - Energy

	Drilling & Artificial Lift (USS, DAL)	Automation (DEA)	Bearings & Compression (Waukesha, Cook)
Estimated market size	$8.0B	$4.0B	$4.0B
2017F DOV revenues	~$775M	~$150M	~$290M
2017 – 2019 est. market CAGR	high potential growth tied to rig count growth and new well completions	high potential growth tied to well completions and productivity spend	low-singles
Key competitors	GE, Schlumberger, De Beers, Weatherford	GE, Baker Hughes, Weatherford	Hoerbiger, John Crane, CPI
Key growth drivers	• Oil price stability/growth • NA rig count growth • Increased well completion activity • Shale activity growth • New product introductions	• Increased well completion activity • Focus on productivity thru software solutions • New products • Customer adoption	• Increasing use of natural gas in power gen • Growing installed base of reciprocating and rotating machinery • Global energy demand and gas production

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Select growth markets at a glance - Engineered Systems

	Marking & Coding (MI)	Digital Printing (MS, JK, Caldera)	Refuse Handling & Vehicle Service Equipment (ESG, VSG)
Estimated market size	$3.5B	$2.0B	$8.5B
2017F DOV revenues	~$850M	<$200M	~$965M
2017 – 2019 est. market CAGR	mid-singles	double-digits	low-to-mid singles
Key competitors	DANAHER brother	efi KONICA MINOLTA SENSIENT IMAGING TECHNOLOGIES	OSHKOSH labrie Labrie Enviroquip Group Snap-on FORTIVE CAR-O-LINER
Key growth drivers	• Growing consumerism in developing economies • Food safety concerns • Logistics • New packaging designs and materials	• Growth in fast fashion • Water conservation • Print quality and consistency • Flexibility • Productivity	• Productivity • Safety • Environmental concerns • Growth in recycling • Increasing average age of vehicles • Growing global car park • New materials used in auto manufacturing

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Select growth markets at a glance - Fluids

	Retail Fueling (OPW, Wayne,Tokheim, Fairbanks)	Hygenic & Pharma (Hydro, CPC, certain PSG brands)	Pumps (PSG, Maag)
Estimated market size	$7.0B	$2.0B	$15.0B +
2017F DOV revenues	~$1.3B	~$250M	~$675M
2017 – 2019 est. market CAGR	low-to-mid singles, plus EMV lift	mid-to-high singles	low-to-mid singles
Key competitors	FORTIVE Franklin Electric	IDEX SPXFLOW	IDEX Nordson SPXFLOW SHIMADZU
Key growth drivers	• Recent acquisitions • EMV upgrade cycle • Environmental and safety regulations • Remote monitoring and SaaS • Increasing miles driven • Auto growth in developing markets	• Health and safety concerns • Growing single use adoption • Expanding applications • Aging demographics	• Significant global petrochemical investment • Low feedstock prices • Worldwide growth of plastics usage • Global industrial growth

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Select growth markets at a glance - Refrigeration & Food Equipment

	Retail Refrigeration (Hillphoenix & Anthony)	Food Equipment (UB & Belvac)	Heat Transfer Solutions (SWEP)
Estimated market size	$6.0B	$11.0B	$2.5B
2017F DOV revenues	~$1.2B	~$300M	~$215M
2017 – 2019 est. market CAGR	low-singles	mid-singles	mid-singles
Key competitors	Panasonic LENNOX	CROWN WELBILT THE MIDDLEBY CORPORATION	Alfa Laval Danfoss
Key growth drivers	• Regulation/Energy efficiency • Changing trends in merchandising • Fresh & healthy	• Rising wages drive need for productivity solutions • Demographic trends • Food safety • Convergence of restaurants and food retailers • Growth in developing economies	• Regulation/Energy efficiency • Expanding applications • Market adoption of brazed plate technology • Urbanization driving demand for compact solutions

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9 More opportunities ahead – mid-term  Markets support ongoing growth – Energy continues to recover – Engineered Systems benefits from high-growth Digital Textile Printing markets and improving global Industrial markets – Fluids growth driven by EMV tailwind and strong Hygienic & Pharma markets – Refrigeration & Food Equipment leveraging leading position in energy efficiency and specialty merchandising  Additional opportunities to expand platforms  Multiple margin expansion opportunities

10 Strong start to the year – momentum building  Strong results delivered in Q1 – Global market activity above initial expectations  Broad-based market improvement; all major geographies posted organic growth – 12% revenue growth; up 4% organically – 21% bookings growth; up 12% organically – Raised full-year revenue, margin and EPS guidance  Recent acquisitions performing very well  Forecasted FY 2017 EPS up 33% from prior year at mid-point (adjusted basis)

11 Second quarter update Revenue Bookings Margin Energy Drilling & Production Automation Bearings & Compression Engineered Systems Printing & Identification Industrial Fluids Fueling & Transport Pumps Hygienic & Pharma Refrigeration & Food Equipment Refrigeration Food Equipment : in-line with expectations : above expectations : below expectations

12 Key takeaways  Our strategy remains consistent. We have great platforms serving markets that offer ample opportunities for growth  We are anticipating strong growth and have above market expectations of this portfolio. We continue to expand our capabilities to service our customers with a focus on helping them win in their markets  We are committed to margin enhancement through our set of productivity tools and processes  We will continue to generate strong free cash flow, with capital allocation focused on growth